UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 9, 2005
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 (920) 433-4901	39-1775292

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 (800) 450-7260	39-0715160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.      Entry into a Material Definitive Agreement

On February 9, 2005, the Compensation Committee of the Board of Directors of WPS Resources approved payouts to executives of WPS Resources and its subsidiaries under the WPS Resources Corporation/Wisconsin Public Service Corporation 2004 Executive Incentive Plan. Cash payouts were based on attaining near maximum targets for net income and most operational performance goals related to system reliability, safety, customer value, customer rates and diversity. Executives can elect to defer cash payouts through the WPS Resources Corporation Deferred Compensation Plan.

On February 9, 2005, the Compensation Committee of the Board of Directors approved the WPS Resources Corporation/Wisconsin Public Service Corporation 2005 Executive Incentive Plan and its incentive award targets for 2005 for the executive officers of WPS Resources and its subsidiaries. Cash payouts may be earned on the basis of meeting net income and various other operational performance goals related to system reliability, safety, customer value, customer rates and diversity. The threshold, target and maximum annual cash bonus that may be earned in 2005 for the WPS Resources Chief Executive Officer is 50%, 100% and 150%, respectively. The threshold, target and maximum annual cash bonus that may be earned in 2005 for other executive officers range from 15-25%, 25-65% and 40-100%, respectively, of base salary.

On February 10, 2005, the Board of Directors of WPS Resources Corporation approved an Amended and Restated WPS Resources Corporation Deferred Compensation Plan effective January 1, 2005. The amended and restated plan is effective January 1, 2005 to properly comply with certain changes in applicable legal requirements resulting from the enactment of the American Jobs Creation Act. The plan provides deferred compensation benefits to various executives, including named executives and directors of WPS Resources and its subsidiaries, including Wisconsin Public Service Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: February 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: February 15, 2005

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